TechTarget Reports First Quarter 2008 Financial Results

Total Revenue Grows 30%, Online Revenues Grow 38%

Needham, MA – May 6, 2008 – TechTarget, Inc. (NASDAQ: TTGT) today announced financial results for the first quarter ended March 31, 2008. Total revenues for the first quarter increased by 30% to $23.9 million compared to $18.3 million for the comparable prior year quarter. Online revenues increased by 38% to $18.9 million and represented 79% of total revenues. Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) increased by 24% to $3.6 million compared to $2.9 million for the comparable prior year quarter.

"We continue to execute well against the big opportunity in our market as evidenced by our online revenue growth of 38% in the quarter," said Greg Strakosch, Chairman and CEO of TechTarget. ”The migration of marketing dollars to targeted, online products that deliver measurable ROI is continuing to fuel our growth. “

Total gross profit margin for the quarter was 68% compared to 67% for the comparable prior year quarter. Online gross profit margin for the quarter was 73% compared to 74% for the comparable prior year quarter.

Net loss for the quarter was $112,000 compared to net income of $317,000 for the comparable prior year quarter. The decrease in net income is primarily attributable to increases in stock-based compensation expense and the amortization of intangible assets expense. Adjusted net income (net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact) increased  by 54% to $1.9 million compared to $1.2 million for the comparable prior year quarter. Loss per basic share for the quarter was $0.00 compared to net income per basic share of $0.01 on a pro forma basis for the comparable prior year quarter. Adjusted net income per share (adjusted net income divided by adjusted weighted average diluted shares outstanding) for the quarter was $0.04 compared to $0.03 on a pro forma basis for the comparable prior year quarter.  As of March 31, 2008 TechTarget had $60.4 million of cash, cash equivalents and short term investments, and bank debt of $5.3 million.

Recent Company Highlights

-	Launched two new websites in the Storage market:
o
SearchDataBackup.com, focusing on the continued growth in the backup market, which has been enabled by increased compliance requirements around the storing and archiving of emails and documents.  Charter advertisers include Symantec, NetApp and Data Domain.

o	SearchSMBStorage.com addressing the storage issues specific to small and mid-sized companies. Charter advertisers include Dell and EMC.

-
The integration of the KnowledgeStorm acquisition continues on schedule. In the first quarter, TechTarget completed its plan to take advantage of expense synergies.  The integration of the products and the education of the companies and market are continuing. The Company expects to meet its goal of completely integrating KnowledgeStorm by the end of Q2 2008.

-
TechTarget was named by The Boston Business Journal as one of the 2008 Top 20 Best Places to Work, in the Large Companies category, for the Greater Boston Area. This is the third time TechTarget has been recognized by the publication. Other companies on the list include: Genzyme, Digitas, Vertex Pharmaceuticals, KPMG LLP and Comcast.

-
Held the TechTarget Online ROI Summit ‘08 East in Boston. Hundreds of customers and prospects attended the event to learn the best ways to measure and improve the ROI of their online marketing investments.  Attendees included representatives from AMD, CA, CDW, EMC, Google, HP, IBM, Iron Mountain, McAfee, Microsoft, Motorola, Novell, Pitney Bowes and Sun Microsystems.

Financial guidance

In the second quarter of 2008, the Company expects revenues to be within the range of $30.4 million to $31.6 million and adjusted EBITDA to be within the range of $8.6 million to $9.4 million.

Annual guidance is unchanged from the Company’s guidance provided in the February 13, 2008 earnings release. For the fiscal year 2008, the Company expects revenues to be within the range of $118.0 million to $122.0 million and adjusted EBITDA to be within the range of $33.0 million to $35.0 million.

Conference Call and Webcast

TechTarget will discuss these financial results in a conference call at 4:30 pm (Eastern Time) today (May 6, 2008). The public is invited to listen to a live webcast of TechTarget’s conference call, which can be accessed on the Investor Relations section of our website at http://investor.techtarget.com/. The conference call can also be heard via telephone by dialing 888-680-0890 (US callers) or 617-213-4857 (International callers) ten minutes prior to the call and referencing participant pass code 20740851 for both domestic and international callers.  For those investors unable to participate in the live conference call, a replay of the conference call will be available via telephone beginning May 6, 2008 at 7:00 p.m. ET through May 21, 2008. To listen to the replay, dial 888-286-8010 and use the pass code 55243357. International callers should dial 617-801-6888 and also use the pass code 55243357 to listen to the replay. The webcast replay will also be available for replay on http://investor.techtarget.com/ during the same period.

Non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of adjusted EBITDA, adjusted EBITDA Margin, adjusted net income and adjusted net income per share, all of which are non-GAAP financial measures which are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. The term “adjusted EBITDA Margin” refers to a financial measure which we define as adjusted EBITDA as a percentage of total revenues.  The term “ adjusted net income “ refers to a financial measure which we define as net income adjusted for amortization and stock-based compensation, as further adjusted for the related income tax impact for the specific adjustments. The tax rates used in the reconciliation represent the Company’s forecasted effective tax rate excluding discrete tax items, such as non-disqualified dispositions, occurring in the respective periods.  The term “adjusted net income per share “ refers to a financial measure which we define as adjusted net income divided by adjusted weighted average diluted shares outstanding.  These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted EBITDA Margin, adjusted net income and adjusted net income per share may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA, adjusted EBITDA Margin, adjusted net income and adjusted net income per share are relevant and useful information because it provides us and investors with additional measurements to compare the Company’s operating performance. These measures are part of our internal management reporting and planning process and are primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors. Adjusted net income is useful to us and investors because it presents an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses and items not directly tied to the core operations of our business.  Furthermore, we intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statements

Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget

TechTarget, a leading online Information Technology (IT) media company, provides IT companies with ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues.  With its network of 50 technology-specific Web sites and over 6.6 million registered members, TechTarget is a primary Web destination for IT professionals researching which products to purchase.  The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of vendor-sponsored Webcasts and Podcasts for the IT market.  Its Web sites are complemented by numerous invitation-only events and two magazines.  TechTarget provides proven lead generation and branding programs to over 1,100 advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2008 TechTarget, Inc. All rights reserved. TechTarget, KnowledgeStorm and the TechTarget logo are registered trademarks, and SearchDataBackup.com, SearchSMBStorage.com, and The IT Media ROI Experts are trademarks, of TechTarget, Inc. All other trademarks are the property of their respective owners.

TechTarget, Inc.
Consolidated Balance Sheets
(in $000's)

	March 31, 2008	December 31, 2007
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$38,297	$10,693
Short-term investments	22,107	51,308
Accounts receivable, net of allowance for doubtful accounts	17,055	15,198
Prepaid expenses and other current assets	4,324	1,962
Deferred tax assets	2,802	2,947
Total current assets	84,585	82,108

Property and equipment, net	4,094	4,401
Long-term investments	1,950	-
Goodwill	88,326	88,326
Intangible assets, net of accumulated amortization	20,509	21,939
Deferred tax assets	3,180	2,910
Other assets	199	203

Total assets	$202,843	$199,887

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of bank term loan payable	$3,000	$3,000
Accounts payable	3,775	2,919
Income taxes payable	47	1,031
Accrued expenses and other current liabilities	1,740	2,473
Accrued compensation expenses	877	2,600
Deferred revenue	6,734	3,761
Total current liabilities	16,173	15,784

Long-term liabilities:
Other liabilities	487	455
Bank term loan payable, net of current portion	2,250	3,000
Total liabilities	18,910	19,239

Commitments	-	-

Stockholders' equity:
Preferred stock	-	-
Common stock	41	41
Additional paid-in capital	213,233	209,773
Warrants	4	13
Accumulated other comprehensive loss	(156)	(102)
Accumulated deficit	(29,189)	(29,077)
Total stockholders' equity	183,933	180,648

Total liabilities and stockholders' equity	$202,843	$199,887

TechTarget, Inc.
Consolidated Statements of Operations
(in $000's, except per share information)

	For the Three Months Ended March 31,
	2008	2007
	(Unaudited)
Revenues:
Online	$18,863	$13,709
Events	3,985	2,939
Print	1,022	1,697
Total revenues	23,870	18,345

Cost of revenues:
Online (1)	5,169	3,525
Events (1)	1,827	1,372
Print (1)	546	1,129
Total cost of revenues	7,542	6,026

Gross profit	16,328	12,319

Operating expenses:
Selling and marketing (1)	8,444	6,152
Product development (1)	2,762	1,748
General and administrative (1)	3,795	2,610
Depreciation	724	330
Amortization of intangible assets	1,480	759
Total operating expenses	17,205	11,599

Operating income	(877)	720

Interest income (expense):
Interest income	532	360
Interest expense	(114)	(427)
Total interest income (expense)	418	(67)

(Loss) income before (benefit from) provision for income taxes	(459)	653

(Benefit from) provision for income taxes	(347)	336

Net (loss) income	$(112)	$317

Net loss per common share:
Basic and Diluted	$(0.00)	$(0.28)

Weighted average common shares outstanding:
Basic and Diluted	41,158	8,174

(1) Amounts include stock-based compensation expense as follows:
Cost of online revenue	$98	$70
Cost of events revenue	22	12
Cost of print revenue	-	9
Selling and marketing	1,392	536
Product development	140	73
General and administrative	601	371

TechTarget, Inc.
Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net (Loss) Income to Adjusted EBITDA
(in $000's)

	For the Three Months Ended March 31,
	2008	2007
	(Unaudited)

Net (Loss) Income	$(112)	$317
Interest Income (Expense), net	418	(67)
(Benefit From) Provision For Income Taxes	(347)	336
Depreciation	724	330
Amortization of Intangible Assets	1,480	759
EBITDA	1,327	1,809
Stock-Based Compensation Expense	2,253	1,071
Adjusted EBITDA	$3,580	$2,880

Reconciliation of Net (Loss) Income to Adjusted Net Income
and Net Loss per Diluted Share to Adjusted Net Income per Share
(in $000's, except per share amounts)

	For the Three Months Ended March 31,
	2008	2007
	(Unaudited)

Net (Loss) Income	$(112)	$317
Amortization of Intangible Assets	1,480	759
Stock-Based Compensation Expense	2,253	1,071
Impact of Income Taxes	1,755	933
Adjusted Net Income	$1,866	$1,214

Net Loss per Diluted Share	$(0.00)	$(0.28)
Weighted Average Diluted Shares Outstanding	41,158	8,174

Adjusted Net Income per Share	$0.04	$0.03
Adjusted Weighted Average Diluted Shares Outstanding	43,465	36,290
Options, Warrants and Restricted Stock, Treasury Method Included in Adjusted Weighted Average Diluted Shares Above	2,307	-
Pro Forma Adjustment Including Assumed Conversion of Redeemable Convertible Preferred Stock	-	28,116
Weighted Average Diluted Shares Outstanding	41,158	8,174

TechTarget, Inc.
Financial Guidance Summary
(in $000's)

	For the Three Months Ended June 30, 2008		For the Year Ended December 31, 2008
	Range		Range

Revenues	$30,400	$31,600	$118,000	$122,000

Adjusted EBITDA	$8,600	$9,400	$33,000	$35,000
Interest Income, net	295	295	1,287	1,287
Depreciation, Amortization and Stock-Based Compensation	4,170	4,170	17,184	17,184
Provision for Income Taxes	2,079	2,431	7,823	9,703
Net Income	$2,646	$3,094	$9,280	$9,400